UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2013

AMERICAN RENAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-170376	04-3477845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Cummings Center, Suite 6550

Beverly, Massachusetts 01915

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (978) 922-3080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2013, American Renal Holdings Inc. (the “Company”) entered into a first lien credit agreement (the “First Lien Credit Agreement”) and second lien credit agreement (“Second Lien Credit Agreement”), among the Company, as borrower, American Renal Holdings Intermediate Company, LLC, the lenders party thereto and Bank of America, N.A., as Administrative Agent. The First Lien Credit Agreement provides for first lien credit facilities comprised of (i) a $400 million first lien term loan facility and (ii) a $50 million first lien revolving facility. The Second Lien Credit Agreement provides for a $240 million second lien term loan facility. The Company expects to draw the loans under the first lien term loan facility and the second lien term loan facility on March 22, 2013 and plans to use the proceeds to, among other things: (i) pay a special dividend to shareholders of American Renal Associates Holdings, Inc., the indirect parent of the Company (“ARAH”), and make certain payments to ARAH option holders, (ii) pay the redemption price for all of ARAH’s outstanding 9.750%/10.500% Senior PIK Toggle Notes due 2016 (the “PIK Toggle Notes”), as described below, (iii) pay the redemption prices for all of the Company’s outstanding 8.375% Senior Secured Notes due 2018 (the “Secured Notes”), as described below, (iv) refinance the Company’s existing revolving credit facility and (iv) pay related fees and expenses. Revolving loans under the first lien revolving facility may be drawn from time to time pursuant to the terms of the First Lien Credit Agreement.

On February 20, 2013, ARAH provided a notice of redemption for all of its outstanding PIK Toggle Notes. The PIK Toggle Notes will be redeemed on March 22, 2013, at a redemption price of 105.0% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, March 22, 2013.

On February 20, 2013, the Company provided two notices of redemption for its outstanding Secured Notes. The Secured Notes will be redeemed on March 22, 2013. Ten percent (10%) of the Secured Notes will be redeemed at a redemption price of 103.0% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, March 22, 2013. Ninety percent (90%) of the Secured Notes will be redeemed at a redemption price equal to 100.0% of the aggregate principal amount thereof, plus the Applicable Premium (as defined in the related indenture), plus accrued and unpaid interest to, but not including, March 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL HOLDINGS INC.

Date: February 20, 2013	By:	/s/ Michael R. Costa
Michael R. Costa
Vice President, General Counsel and Secretary